UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☐           Preliminary information statement
☐           Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒           Definitive information statement

CHDT CORPORATION
(Name of Registrant as Specified in Its Charter)

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☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identifies the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CHDT CORPORATION
350 Jim Moran Boulevard, Suite 120
Deerfield Beach, Florida 33442
Telephone:  (804) 644-2182

June 5, 2012

NOTICE OF STOCKHOLDER ACTION TAKEN
PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

To our Common Stock, $0.0001 par value per share, Stockholders:

We are providing you the accompanying information statement to inform you that our board of directors has approved and the holders of a majority of the outstanding shares of our common stock, $0.0001 par value, have approved by written consent in lieu of a shareholders’ meeting the following corporate actions:  (1) adoption and approval of any amendment of Article 1 of the Amended and Restated Articles of Incorporation of the Company to change the corporate name from “CHDT Corporation” to “Capstone Companies, Inc.;”  and (2) re-election of the following six incumbent directors to one year terms ending in 2013 and when their successors are elected and assume office:  (a) Stewart Wallach; (b) James McClinton; (c) Laurie Holtz; (d) Jeffrey Postal; (e)  Jeffrey Guzy; and (f) Larry Sloven; and (3) ratification of Robison Hill & Company as the Company’s public auditors for the fiscal year ending December 31, 2012. The holders of a majority of the outstanding shares of our common stock, being 50.2%, approved the amendment to the Company’s amended and restated articles of incorporation, the ratification of the public auditors and the election of the six nominees to the board pursuant to a written consent.  Since the required majority of the outstanding shares of our voting stock have approved the amendment, we are not soliciting proxies with regard to the amendment or the election of directors or ratification of public auditors.

We are providing this information statement to all of our stockholders at the close of business on the record date of April 25, 2012.  I encourage you to read the information statement.  It describes in more detail the actions taken by our board of directors and the holders of a majority of the outstanding shares of our common stock with regard to the above corporate actions.    The amendment of the Amended and Restated Articles of Incorporation will take effect for state law purposes when we file an amendment with the Secretary of State of the State of Florida, which should occur on or before June 12, 2012.  All of the above corporate actions should be effective for federal law purposes twenty days after the mailing of this information statement to stockholders, which should occur on or before June 12, 2012.

In order to save mailing expenses, we incorporate by reference our Form 10-K Annual Report for the fiscal year ended December 31, 2011 and as filed with the U.S. Securities and Exchange Commission or “SEC” on March 13, 2012.  The Form 10-K Annual Report is available at the SEC website at http://www.sec.gov and our website at http://www.chdtcorp.com.

Sincerely,

/s/ Stewart Wallach
Stewart Wallach
Chief Executive Officer

CHDT CORPORATION
350 Jim Moran Boulevard, Suite 120
Deerfield Beach, Florida 33442

June 5, 2012

INFORMATION STATEMENT UNDER REGULATION 14C

Dear Common Stock Shareholders:

Why am I receiving these materials? CHDT Corporation (“Company” or “we” or “us”) is sending you this Information Statement to inform you of corporate actions approved by the Company Board of Directors and approved by the written consent of holders of the shares of Common Stock, $0.0001 par value per share, (“Common Stock”) representing more than 50% of the issued and outstanding shares of the Common Stock. You do not need to take any actions in respect of the corporate actions, which consist of a change in the name of the Company to “Capstone Companies, Inc.” by amendment of the Company’s Amended and Restated Articles of Incorporation and re-election of the six incumbent directors to a one year term ending in 2013 and when their successors assume office.

What vote is required to approve each proposed corporate action? Each of the proposed corporate actions requires the approval of Shareholders owning 50.1% or more of the issued and outstanding shares of Common Stock as of the record date of April 25, 2012.  Written consents representing 328,099,361 approved the three corporate actions.  The number of issued and outstanding shares of Common Stock as of the record date was 649,510,532 shares.  None of the written consents tendered to the Company voted against any of the three proposed corporate actions or withheld votes for any director nominee.

What is the purpose of the proposals?  Under its by-laws, the Company has to periodically elect directors.  We routinely seek Shareholder ratification of the appointment of a public auditor as part of our policy of seeking qualified and independent public auditors.  The Company’s current name, “CHDT Corporation,” is not the same as the name of the Company’s products’ trade name, being “Capstone.”  The Company’s management believes the Company’s Common Stock would benefit if the corporate name was the same as the trade name of the products sold nationally through major retailers.   This alignment of corporate name and product trade name is a common sense and common industry practice and it makes it easier for investors to match the corporate name with the Company’s business line and products. “CHDT” is merely an acronym for the Company’s old corporate name, which was “China Direct Trading Corporation.”  Neither “CHDT” nor “China Direct Trading” is used in the sale or promotion of Company products.

Why is there no Annual Meeting of Shareholders? The members of management and 12 public shareholders have sufficient votes to approve or reject any of the proposed corporate actions.  Florida law allows the Company to approve these proposals by written consent.  As such, holding an annual meeting of shareholders, while has certain ancillary benefits, is not necessary to approve or reject the proposed corporate actions.  A written consent avoids the cost of holding an annual meeting, which is significant for a small reporting company like CHDT Corporation.

Who is paying for the preparation and mailing of the Information Statement?  The cost of preparing and mailing the Information Statement will be borne by the Company. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the material to their principals, and the Company will, upon request, reimburse them for their expenses in so doing.  The Company estimates the cost of preparing and mailing the Information Statement to be $3,500.

When do the proposed corporate actions become effective?    The amendment of the Amended and Restated Articles of Incorporation of the Company becomes effective for state law purposes upon the filing of the amendment with the Secretary of State of the State of Florida. Otherwise, under federal law, the three corporate actions become effective twenty days after the mailing of this information statement.  In terms of the Company name on The OTC Markets Group, Inc., FINRA must approve the new corporate name and resulting new trading symbol.  FINRA selects the new trading symbol, but the Company may request a specific trading symbol and the Company has requested “CAPC” as the Company’s Common Stock’s new trading symbol. FINRA approval process typically takes one to three weeks.

Directors

The Company’s Board of Directors nominated the following six incumbent directors for re-election on April 25, 2012, at a board meeting, to stand for election to the Company’s Board of Directors until their successors are elected and assume office in fiscal year 2013.  On May 30, 2012, the shareholders by written consent had elected the six incumbent directors

The profiles of the directors nominated by the Company’s Board of Directors and elected by written consent are:

STEWART WALLACH, age 60, is the Chief Executive Officer and President of the Company since April 23, 2007, a director of the Company since September 22, 2006, and the founder and Chief Executive Officer and Chairman of the Board of Capstone Industries since September 20, 2006.  Mr. Wallach is an American entrepreneur and has founded and operated a number of successful businesses over his 35-year career. Over the past 15 years, Mr. Wallach has been focused on technology-based companies in addition to consumer product businesses, the field in which he has spent most of his career.  Prior to founding Capstone Industries, he sold Systematic Marketing, Inc., which designed, manufactured and marketed automotive consumer products to mass markets, to Sagaz Industries, Inc., a leader in these categories.  He served as President of Sagaz Industries for 10 years before forming Capstone Industries, Inc. In 1998, Mr. Wallach co-founded Examsoft Worldwide, Inc., which developed  and delivered  software  technology  solving security   challenges  of  laptop-based   examinations  for  major   educational institutions  and  state  bar  examiners. Mr. Wallach remained chairman of Examsoft until it was acquired in late 2009. Mr.Wallach has designed and patented a number of innovations over the span of his career and has been traveling to China establishing manufacturing and joint venture relationships since the early 1980s.

GERRY MCCLINTON, age 57.  Mr. McClinton was appointed as a director of the Company to fill a vacancy on February 5, 2008. He is currently the Interim Chief Financial Officer and Chief Operating Officer of CHDT Corp and Capstone Industries.  His prior work experience is: (a) President of Capstone (2005 -2007); (b) General Manager of Capstone (2000-2005); (c) Held senior officer positions with Sagaz Industries, Inc. (1990-2000); (d) Chief Financial Officer, Firedoor  Corporation, a national  manufacturer  of security and fire doors to the construction industry (1980-1990).  Mr. McClinton received a designation from The Royal Institute of Cost and Management Accountants (“I.C.M.A.”), University of Northern Ireland, Belfast, United Kingdom.

LAURIE HOTZ, age 79, is a certified public accountant practicing in the greater Miami, Florida region for over 40 years. Mr. Holtz was appointed Chief Financial Officer of the Company in December 2007 but retired from this position in 2009.  Mr. Holtz was a pioneer in the development of forensic accounting and has worked as a forensic auditor in a number of cases over the years.  Mr. Holtz has served on the Board of Directors since January 2004.

Dr. JEFFREY POSTAL, age 55, has served as a director of the Company since January of 2004. Dr. Postal presently is a businessman and entrepreneur in the Miami, Florida region. Dr. Postal owns, founded or funded numerous successful businesses over the last few years, including but not limited to: Sportacular Art, a company that was licensed by the NFL, BLB and NHL to design and manufacture sports memorabilia for retail distribution in the U.S; Co-Owner of Natures Sleep, LLC, a major distributor of Visco Memory Foam mattresses, both nationally and internationally; Dr. Postal is a Partner in Social Extract, LLC, a Social Media company offering consulting services to many major companies in the U.S.; Dr. Postal is the principal investor of Postal Capital Funding, LLc, a fund whose mission is to find undervalued/under capitalized companies and extend funding to them in exchange for equity and/or capital consideration; Dr Postal is the founder of Datastream Card Services, a company that provides innovative billing solutions to companies conducting business on the internet.

 JEFFREY GUZY, age 60, was appointed to the Company's Board of Directors on May 3, 2007, to replace Mr. Lamadrid. Mr. Guzy has a MBA in Strategic Planning and Management from The Wharton School of the University of Pennsylvania; an M.S. in Systems Engineering from the University of Pennsylvania; a B.S. in Electrical Engineering from Penn State University and an Associate Degree in Theology from Georgetown University. He has served as an executive manager or consultant in international business development, sales or management in the telecommunications industry, specifically with IBM Corp., RCA Corp., Sprint International, Bell Atlantic Video Services, Loral Cyberstar and FaciliCom International. He serves on the Boards of numerous enterprises, to include Aprize Satellite, which provides global remote monitoring and control. Mr. Guzy is also an Advisor to the MIT Enterprise Forum.

LARRY SLOVEN, age 62.  Mr. Sloven was appointed as a director on May 3, 2007.  A U.S. Citizen, Mr. Sloven resided in Hong Kong for over 18 years.  He is a member of the American Chamber of Commerce in Hong Kong. He just finished a five year term as a Director of the American  Club in Hong Kong and  Chaired  the  Development  Committee  which was responsible for re engineering five major  multi-million  dollar  re-development projects for the premier club in Asia.

Mr. Sloven's company was a product development and purchasing agent for Capstone, and was the purchasing agent for Dick's sporting goods chain.  He also helped develop a private label hardware and accessory line for Circuit City, Inc. and a camcorder and cellular phone battery line for Spectrum Brands, Inc.  (formerly,  "Rayovac Corp."). In 1993, Mr. Sloven helped set up a joint venture factory  producing  cellular battery packs for AT&T along with the first  cellular  alkaline  battery pack for  Duracell.  He participated in the outsourcing of the production of the one-hour NMH-fast charger for the Duracell Corporation.  In the mid 1990's, he helped set up a JV with  Rayovac  and the largest alkaline  consumer battery factory in China. Mr. Sloven also assisted in the outsourcing of video games for Atari, arranging for Chinese manufacture of The Stanley Works' garage door motors and products.

The current executive officers and directors of the Company are:

Name	Position With the Company	Age as of the Annual Meeting	Director Since
Stewart Wallach	Chief Executive Officer and Chairman of the Board of Directors	60	2007
James McClinton	Chief Financial Officer, Chief Operating Officer and Director	57	2008
Laurie Holtz	Director	79	2004
Larry Sloven	Director	62	2007
Jeffrey Postal	Director	55	2004
Jeffrey Guzy	Director	61	2007

Stewart Wallach, age 60, was appointed as Chief Executive Officer and President of the Company on April 23, 2007. Mr. Wallach is also the senior executive officer and director of Capstone.

James “Gerry” McClinton, age 57, is the Interim Chief Financial Officer and Chief Operating Officer and a director (appointed as a director on February 5, 2008) of the Company. Mr. McClinton is also a senior executive of Capstone Industries, Inc., the Company’s wholly-owned operating subsidiary.

Jill Mohler, age 49, Secretary since February 5, 2008.  Ms. Mohler served in the Ohio Air National Guard from 1982 to 1989.  Ms. Mohler graduated with honors from DeVry University with a Bachelors Degree in Business Administration in October 2006.  She began working as Executive Assistant under Stewart Wallach at CHDT Corporation in January 2008.

RATIFICATION OF ROBISON HILL & COMPANY AS PUBLIC AUDITORS

Robison Hill & Company has been the public auditor of the Company since 2000.  By written consent on May 30, 2012, Robison Hill & Company has been ratified by shareholders as the public auditors of the Company for the fiscal year ending December 31, 2012.

Audit Fees

The fees billed or incurred by Robison Hill & Company for professional services rendered in connection with the audit of our annual consolidated financial statements for 2011 and 2010, the review of the consolidated financial statements included in our quarterly reports on Form 10Q, the review of SEC filings and issuance of comfort letters in connection with our equity offerings in 2010 and the review and consent for our other filings for 2011 and 2010 were approximately $57,309 and $53,855, respectively.

Tax Fees

Robison Hill & Company billed us in 2010 for $2,500 and in 2011 for $2,500 for tax services

All Other Fees

In 2010 and 2011, Robison Hill & Company  did not bill us for any services other than those described above, except that Robison Hill acts as the Company’s EDGAR filing service bureau and charges the Company a per filing fee for each filing with the SEC.

AMEND THE ARTICLES OF INCORPORATION OF THE COMPANY TO CHANGE THE COMPANY NAME TO “CAPSTONE COMPANIES, INC.,”

On April 25, 2012, the Board approved the following amendment of the Company’s Amended and Restated Articles of Incorporation to change the Company’s name to “Capstone Companies, Inc.”

Article 1.  The name of the corporation is Capstone Companies, Inc.

The amendment was approved by written consent as of May 30, 2012.  The Company intends to file the amendment with the Secretary of State of State of Florida on or about June 12, 2012.  The amendment should be effective upon filing.

The Board believes that the Company needs to align its legal name with its trade name and to adopt a new company name that provides the public with a sense of the Company’s business lines.  “CHDT Corp.” does not provide the public with any hint of the business of the Company or does not tie the Company name to the trade name of its products.

The Company also needs the approval of the Financial Industry Regulatory Authority or “FINRA”   for the name change and resulting trading symbol change for its Common Stock.  FINRA approval should take one to three weeks from board and shareholder approval.  We expect such approval by July 2012.

Since the Company’s Common Stock is quoted on The OTC Markets Group, Inc. QB System, the Company can request, but not reserve, a new trading symbol, from the FINRA selects the new trading symbol and only grants a requested trading symbol if FINRA believes the requested trading symbol is available and does not create any market confusion.   Shareholders do not have to approve and are not entitled to vote on a new trading symbol for the Common Stock.   The Company intends to request “CAPC” as new trading symbol.

No Dissenters’ Rights

The Florida  Law does not provide for dissenter’s rights in connection with any of the corporate actions described in this Information Statement.

VOTING RIGHTS AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:

Each share of Common Stock of the Company as of April 25, 2012, that are issued and outstanding is the Common Stock, $0.0001 par value per share, or "Common Stock" enjoy one vote on all matters presented for their vote.  The table below sets forth, as of  April 25, 2012, (“Record Date”),  certain  information  with  respect to the Common Stock  beneficially owned by (i) each Director,  nominee and executive  officer of the Company;  (i) each person who owns  beneficially  more than 5% of the common stock;  and (iii) all Directors,  nominees and executive officers as a group. A following table also shows ownership as of the Record Date of shares of Series C Stock, which are entitled to elect two separate directors but do not vote on the six nominees elected by the Common Stock holders.  There were 649,510,532 shares of Common Stock outstanding on the Record Date and 1,000 shares of Preferred C Stock were outstanding as of  April 25, 2012.

OWNERSHIP OF OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS
as of April 25, 2012
					ALL OPTION WARRANT SHARES
NAME, ADDRESS & TITLE	STOCK OWNERSHIP (1)	PERCENTAGE OF STOCK OWNERSHIP	STOCK OWNERSHIP AFTER CONVERSION OF ALL OPTIONS & WARRANTS PLUS THOSE EXERCISEABLE WITHIN THE NEXT 60 DAYS	% OF STOCK OWNERSHIP AFTER CONVERSION OF ALL OPTIONS & WARRANTS PLUS THOSE EXERCISEABLE WITHIN THE NEXT 60 DAYS	VESTED	NOT VESTED
Stewart Wallach, CEO, 350 Jim Moran Blvd, Suite 120, Deerfield Beach, FL 33442 (2)	147,618,822	22.7%	172,116,861	23.9%	24,498,039	0
Gerry McClinton, CFO, COO & Director, 350 Jim Moran Blvd, Suite 120, Deerfield Beach, FL 33442 (3)	504,949	0.1%	32,754,949	4.6%	32,250,000	0
Laurie Holtz, Director, 350 Jim Moran Blvd, Suite 120, Deerfield Beach, FL 33442 (4)	4,628,300	0.7%	6,628,300	0.9%	1,000,000,	1,000,000
Jeff Postal, Director, 350 Jim Moran Blvd, Suite 120, Deerfield Beach, FL 33442 (5)	62,413,177	9.6%	68,413,177	9.5%	5,000,000	1,000,000
Jill Mohler, Secretary, 350 Jim Moran Blvd, Suite 120, Deerfield Beach, FL 33442 (6)	0	0.0%	600,000	0.1%	450,000	150,000
Jeff Guzy, Director,Director, 3130 19th St North, Arlington, VA 22201 (7)	832,000	0.1%	3,832,000	0.3%	1,500,000	1,500,000
Larry Sloven, Director, 350 Jim Moran Blvd, Suite 120, Deerfield Beach, FL 33442 (8)	792,000	0.1%	2,792,000	0.4%	1,000,000	1,000,000
ALL OFFICERS & DIRECTORS AS A GROUP	216,789,248	33.3%	287,137,287	39.7%	65,698,039	4,650,000

PRINCIPAL SHAREHOLDERS
Bart Fisher, 9009 Potomac Forest Drive, Great Falls, VA 22066 (9) (10)	28,942,919	4.5%	28,942,919	4.0%	0	0
Margaret Fisher, 9009 Potomac Forest Drive, Great Falls, VA 22066	45,429,136	7.0%	45,429,136	6.3%	0	0
SUBTOTAL PRINCIPAL SHAREHOLDERS	74,372,055	11.5%	74,372,055	10.3%	0	0

TOTAL	291,161,303	44.8%	361,509,342	50.0%	65,698,039	4,650,000

Notes to Table
(1)   Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(2)  Total shares includes 22,733,333 million shares that Mr. Wallach has the current right to acquire under a non-qualified stock option and 1,764,706 shares of Common Stock issuable under the warrants issued to Mr. Wallach as part of his $100,000 investment in Company’s 2007 private placement under Rule 506 of restricted shares of Common Stock. Mr. Wallach was appointed Chief Executive Officer and President of the Company on April 23, 2007.
(3)  Total shares include 32,250,000 shares of Common Stock currently available for purchase under a non-qualified stock option agreement dated April 27, 2007.
(4) Total shares include 1,000,000 shares of Common Stock currently available for purchase under a non-qualified stock option agreement, dated June 9, 2010 and 1,000,000 shares of Common Stock available for purchase under a non-qualified stock option agreement, dated July 19, 2011.  Mr. Holtz was appointed as Chief Financial Officer in December 2007 and resigned from his position on June 1, 2009.  Mr. Holtz is still serving as a Director of the Board.
(5)  Total shares include 4,000,000 shares of Common Stock for purchase under a Warrant Agreement dated July 11, 2008, 1,000,000 shares of Common Stock available for purchase under a non-qualified stock option agreement dated June 9, 2010 and 1,000,000 shares of Common Stock available for purchase on, under a non-qualified stock option agreement, dated July 19, 2011.
(6)  Ms. Mohler was appointed as Secretary on February 5, 2008, and replaced Gerry McClinton, who reigned on that same date to focus on his duties as Chief Operating Officer.  Ms. Mohler was granted a non-qualified stock option for 150,000 shares of Common Stock in 2008 as part of her compensation arrangement.   On June 15, 2010, an additional 300,000 shares were granted under a non-qualified stock option agreement. On July 19, 2011, Ms. Mohler was granted another 150,000 shares of Common Stock under a non-qualified stock option agreement.
(7)  Total shares include 1,500,000 shares of Common Stock currently available for purchase under a non-qualified stock option agreement dated June 9, 2010 and 1,500,000 shares of Common Stock, available for purchase under a non-qualified stock option agreement dated July 19, 2011.
(8)  Total shares include 1,000,000 shares of Common Stock currently available for purchase under a non-qualified stock option agreement dated June 9, 2010 and 1,000,000 shares of Common Stock available for purchase under a non-qualified stock option agreement, dated July 19, 2011.
(9)(10)  Bart Fisher is the spouse of Margaret Fisher. Bart Fisher was an officer and director of the Company in 2002. If the ownership of Bart Fisher is combined with his spouse’s holdings, then Bart Fisher may be deemed to be an “affiliate” of the Company under the rules of the Securities Exchange Act of 1934, as amended, and on the basis of owning more than 10% of the Company’s outstanding shares of Common Stock.

INCORPORATION BY REFERENCE

Statements contained in this Information Statement, or in any document incorporated in this Information Statement by reference regarding the contents or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this Information Statement certain documents we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Information Statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Information Statement. These include periodic reports, such as Annual Reports on Form 10K, Quarterly Reports on Form 10Q and Current Reports on Form 8K, as well as information or proxy statements (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act). Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8K, including the related exhibits, is not incorporated by reference into this Information Statement.

Any recipient of this Information Statement should rely only on information contained in or incorporated by reference in this information. No persons have been authorized to give any information or to make any representations other than those contained in this Information Statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person.